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                                                                    EXHIBIT 10.2

                       DANNINGER MEDICAL TECHNOLOGY, INC.

                        1984 INCENTIVE STOCK OPTION PLAN



        1. PURPOSE. The purpose of this plan is to advance the interests of Danninger Medical Technology, Inc. (the "Company") by providing an opportunity to selected key employees of the Company to purchase stock of the Company through the exercise of options granted under this Plan. By encouraging such stock ownership, the Company seeks to attract, retain and motivate key employees of training, experience and ability. It is intended that this purpose will be effected by the granting of stock options as provided herein which will qualify as "incentive stock options" under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

        2. EFFECTIVE DATE. This Plan shall become effective on January 27, 1984 provided that the Plan is approved by the shareholders of the Company within one
(1) year from that date. Although options may be granted before such approval, no option may be exercised until such approval is obtained and such options will be null and void if such approval is not obtained.

        3. STOCK SUBJECT TO THE PLAN. The shares that may be granted under this Plan shall not exceed in the aggregate 150,000 shares of the no par value Common Stock of the Company. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be the subject of an option under the Plan. The shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

        4. ADMINISTRATION. The Plan shall be administered by a committee (the "Stock Option Committee") consisting of two (2) or more members, who shall be eligible to participate in the Plan. The Stock Option Committee shall be appointed by and shall serve at the pleasure of the Board of Directors of the Company. Subject to the provisions of this Plan, said Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration.

        5. ELIGIBLE EMPLOYEES. Options may be granted by the Board of Directors to such key employees of the Company, including members of the Board of Directors who are also employees of the Company or any of its subsidiaries, as are selected by the Stock Option Committee.

        6. DURATION OF THE PLAN. The Plan shall terminate ten (10) years from the effective date unless terminated earlier pursuant to Paragraph 11 hereof, and no options may be granted thereafter.

        7. LIMITATIONS ON NUMBER OF SHARES. The aggregate fair market value, determined as of the date the option is granted, of the shares for which an employee may be granted options in any calendar year shall not exceed $100,000 plus any "unused limit carryovers" as that term is defined under Section 422A(c)(4) of the Code, available in such year. In the event that such employee is eligible to participate in any other stock incentive plans of the Company or a subsidiary which are also intended to comply with the provisions of Section 422A of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted for such plans.

        8. TERMS AND CONDITIONS OF OPTIONS. Options granted under this Plan shall be evidenced by stock option agreements in such form and not inconsistent with the Plan as the Stock Option Committee shall approve from time to time, which agreements shall include, but not be limited to, the following terms and conditions:

                (a) Price. The purchase price per share of stock payable upon the exercise of each option granted hereunder shall be not less than 100 percent of the fair market value of the stock on the day the option is granted; provided, however, that if at the time of the grant the optionee owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its parent or a subsidiary, such purchase price per share shall be not less than 110 percent of the fair market value of the stock on the day the option is granted. Such fair market value shall be determined in accordance with


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        procedures to be established in good faith by the Stock Option Committee conforming to regulations issued by the Internal Revenue Service with regard to incentive stock options.

                (b) Number of Shares. Each option agreement shall specify the number of shares to which it pertains.

                (c) Exercise of Option. Each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board of Directors may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option; and provided, further, that if at the time of the grant of such option, the optionee owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or a subsidiary, such option shall be exercisable no later than five (5) years after the date of its grant.

                (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Stock option Committee, any member of the Committee, the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at the time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time of delivery to the optionee of a certificate or certificates covering the number of shares for which the option was exercised. Payment shall be made either by (i) cashier's or certified check, (ii) if permitted by a vote of the Board of Directors by delivery and assignment to the Company of shares of Company stock, or (iii) by a combination of (i) and (ii). The value of the Company stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with the procedures to be established by the Stock Option Committee.

                (e) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during his lifetime only by him.

                (f) Termination of 0ptions. Each option shall terminate and may no-longer be exercised if the optionee ceases for any reason to be an employee of the Company, or its parent or a subsidiary, except that:

                    (i) if the optionee's employment shall have terminated for any reason other than cause, disability (as defined below) or death, he may at any time within a period of thirty (30) days after such termination of employment exercise his option to the extent that the option was exercisable by him on the date of termination of his employment;

                    (ii) if the optionee's employment shall have been terminated because of disability within the meaning of Section 105(d)(4) of the Code, he may at any time within a period of one (1) year after such termination of employment exercise his option to the extent that the option was exercisable by him on the date of termination of his employment; and

                    (iii) if the optionee dies at a time when the option was
                exercisable by him, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to paragraph 8(e) hereof may, within six (6) months following the death, exercise the option to the extent the option might have been exercised at the time of his death; provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.

                (g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.


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                (h) Effect of other Outstanding Options. No option granted hereunder shall be exercisable by an optionee while there is "outstanding" within the meaning of Section 422A(c)(7) of the code, any incentive stock option which was granted to the optionee before the granting of the option under this Plan and which permits the optionee to purchase stock in (i) the Company, (ii) a corporation which (at the time of the granting of the option under this Plan) is a parent or subsidiary of the Company, or (iii) a predecessor corporation of any such corporations.

        9. STOCK DIVIDENDS; SPLITS; STOCK COMBINATION; RECAPITALIZATION. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends or other distribution, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

        10. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options granted hereunder and the price per share thereof shall be appropriately adjusted in such a manner as the Stock Option Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. If the Company at any time should elect to dissolve, sell all or substantially all of its assets, undergo a reorganization, or merge or consolidate with any corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger, or consolidation the surviving corporation assumes the optionees' rights under the Plan or issues substantially equivalent substitute rights in place thereof) each optionee shall be notified by the Company of his right to exercise all outstanding options prior to any such dissolution sale, reorganization merger or consolidation. The failure to exercise such outstanding options within thirty
(30) days of such notification shall cause the options to be terminated.

        11. TERMINATION OR AMENDMENT OF PLAN. The Board of Directors may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action-on the part of the shareholders of the Company; provided:

                (a) that no such termination or amendment shall adversely affect or impair any then outstanding option without the consent of the optionee holding such option;

                (b) that any such amendment which increases the number of shares subject to this Plan shall be subject to approval by shareholders of the Company within one (1) year from the effective date of such amendment and shall be null and void if such approval is not obtained; and

                (c) that in no event shall any amendment be made to the Plan which would cause the options granted hereunder to fail to qualify as incentive stock options under the Code.

        12. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company and the Optionee. Nothing contained in the Plan shall be construed as conferring upon any Optionee any right to continue in the employ of the Company.

        13. DEFINITIONS.

                (a) The term "key employees" means those executive, administrative, operational or managerial employees of the Company who are determined by the Stock Option Committee to be eligible for options under this Plan.

                (b) The term "optionee" means a key employee to whom an option is granted under this Plan.

                (c) The term "parent" shall, for purposes of this Plan, have the meaning ascribed to it under Section 425(e) of the Code.


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                (d) The term "subsidiary" shall, for purposes of this Plan, have the meaning ascribed to it under Section 425(f) of the Code.